Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.

                                                                   Exhibit 10.27
                                                                   -------------

                                SUPPLY AGREEMENT
                                ----------------


     This Supply Agreement (the "Agreement") is made effective as of the 20th day of June, 2000, (the "Effective Date"), by and between Airspan Communications Ltd., a company organised under the laws of England and Wales, with its principal place of business at Cambridge House, Oxford Road, Uxbridge, Middlesex, UB8 1UN, England ("ACL"), and TES Media, spol.s.r.o., a company organised under the laws of the Czech Republic, with its principal office at Lovosicka 440/40, 190 00 Praha 9, Czech Republic ("Purchaser").


                                  WITNESSETH:

     WHEREAS, ACL is engaged in the design and manufacture of various telecommunications product lines including, among others, those ACL products more completely described in Exhibit A hereto (the ACL products described in Exhibit A of this Agreement, as from time to time amended in accordance with the provisions of this Agreement, are hereinafter called the "ACL Products"); and

     WHEREAS, Purchaser is engaged in the operation of telecommunications systems; and

     WHEREAS, during the Term (as defined below) of this Agreement, ACL desires to supply to Purchaser, and Purchaser wishes to acquire from ACL, the ACL Products on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed as follows:

1.   SCOPE.
     -----

     1.1 This Agreement shall commence on the Effective Date and shall remain in effect until the end of the Warranty Period for ACL Products shipped against Purchase Orders received by 31 December 2002 and accepted by ACL for new ACL Products (the "Term"). The Term of the Agreement as it applies to specific items of ACL Products will be automatically extended for each item for a period of five (5) years after the end of the Warranty Period for that item for the purpose of ACL providing maintenance and support services to Purchaser as set forth in Section 7.6.

     1.2 During the Term, in accordance with each purchase order issued by Purchaser and accepted by ACL, ACL shall:

               a. Engineer, sell, and deliver that equipment so specified in the order ("Equipment" being defined as the hardware component of each product being offered under the terms and conditions of this Agreement);

               b. Grant to Purchaser a non-transferrable, non-exclusive, paid-up licence to use the Software (as defined in Section 10.1) during the useful life of the associated Equipment on the terms and conditions set forth in the Software Licence, Section 10; and

               c. Test and install the Equipment and/or Software (the "Installation Services") if Purchaser elects to purchase the Installation Services, and ACL accepts the obligation to perform such services, or if such services are included in the price of the Equipment or Software.

2.   ORDERING PROCEDURE.
     ------------------

     2.1 The following procedures shall be followed with respect to each purchase order issued by Purchaser:

     a. During the Term, Purchaser will inform ACL of its intent to purchase Equipment and Installation Services (but only if ACL expressly agrees to perform such Installation Services), and license Software, by sending to ACL a written order. This written order (the "Purchase Order") will state the type of Equipment, System, or Installation Services that Purchaser wants to purchase and the Software Purchaser wants to licence, the price of the ordered items (the "Contract Price") as set forth in Exhibit B, "Price List" (which is hereby incorporated by reference) and the proposed delivery and installation dates, if applicable.

     b. Each Purchase Order shall specifically incorporate by reference the terms and conditions of this Agreement, and no additional or different terms and conditions stated in a Purchase Order, any letter, or otherwise shall be binding unless expressly referred and agreed to by ACL in writing. In the event of a conflict between the terms and conditions of this Agreement and of any Purchase Order issued hereunder, or if the Purchase Order does not reference the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

3.   CONTRACT PRICE.
     --------------

     3.1 The Contract Price for each item of Equipment, Installation Services, or Software is as specified in Exhibit B and shall be paid to ACL in US Dollars (USD or US$). The Contract Price includes:

               a. The price of the Equipment;

               b. The fee for the licensing of the Software;

               c. If Installation Services are ordered and such order is accepted by ACL, the charges for installing and testing each unit of Equipment or Software;

               d. The charges for the warranty of the Equipment and Software in accordance with Section 7; and

               e. Transportation charges in accordance with ACL's delivery obligations set forth in Section 5.1.

     3.2 The Contract Price, as listed in Exhibit B, shall not include value added tax and any other applicable duties, taxes or imposts charged by the Czech Republic (including, but not limited to, any import duties or taxes imposed by the Czech Republic), all of which shall be for Purchaser's account, but Purchaser shall not be required to pay any tax assessed on ACL's income. There are not currently any export taxes or duties and ACL's price reflects this. However, if any such taxes or duties are introduced in the future, ACL reserves the right to increase its prices for future orders by such amounts by giving Purchaser thirty (30) days notice in writing. Any such increase will not apply to the first Purchase Order for Phase-1 and Phase-2.

     3.3 For the first Purchase Order only, the following liquidated damages will apply:

          Half a percent (0.5%) of the value of Phase-1 or Phase-2 as specified in the Purchase Order per day of delay, other than for reasons of force majeure, in shipping Equipment against the following schedule:

          .    Phase-1: 11 CT's and 100 ST's to be Delivered by 25 June 2000;
               and

          .    Phase-2: 5 CT's and 100 ST's to be Delivered by 5 September.

          Liquidated damages for each phase are limited to 10% of the Purchase Order value of the ACL Products in that phase.

          The above liquidated damages are Purchaser's sole remedy in the event of delay.

          However, if the delay is longer that thirty (30) days, Purchaser also has the right to cancel any outstanding shipments by giving ACL notice in writing prior to Delivery by ACL of the delayed Equipment.

     3.4 In the event of a sale of Purchaser where the purchaser of Purchaser refuses to comply with the terms of this Agreement, Purchaser has the right to terminate this Agreement with 30 days written notice

4.   PAYMENT TERMS.
     -------------

     4.1 If a Purchase Order is accepted by ACL, ACL will issue an invoice (the "Invoice") to Purchaser within fifteen (15) business days of ACL's receipt of the written Purchase Order from Purchaser. The Invoice specifically shall identify the Equipment, Software, or Systems so ordered, and the Contract Price of such items. Installation Services shall separately be invoiced within fifteen (15) business days of ACL's receipt of a written Purchase Order for same, and only if the order for Installation Services is expressly accepted by ACL. The Invoice also shall state the total due to ACL from Purchaser (the "Invoice Total"), which shall include the Contract Price, and any applicable taxes, duties, and other fees due pursuant to Section 3.2 of this Agreement.

     4.2 Payment of the Invoice Total is due (without any right of set-off) as set forth below.

 .    20% is due on receipt of the Purchase Order and in advance of shipment;

 .    20% is due within 45 days of the Delivery date; and

 .    60% is due within 90 days of the Delivery date.

Freight and insurance shall be paid within ninety (90) days of Delivery.

Notwithstanding the above, 100% of the price of second one hundred (100) ST's shipped will be invoiced for payment in full by 31 December 2000.

If payment is not made in accordance with the above payment terms, ACL reserves the right to utilise the payment terms in Section 4.3 on all future Purchase Orders by giving Purchaser 30 days notice in writing.

No Equipment or Software shall be Delivered prior to ACL's receipt of the first twenty percent (20%) payment therefor. Full payment will be deemed to have been made upon receipt of funds in ACL's bank in England by wire (or telegraphic) transfer.

4.3 Payment of the Invoice Total is due (without any right of set-off) as set forth below.

     Twenty-five percent (25%) of the Invoice Total is due on receipt of the Purchase Order; and

     seventy-five percent (75%) of the Invoice Total is due prior to shipment of Equipment or Software.

No Equipment or Software shall be delivered prior to ACL's receipt of full payment therefor. Full payment will be deemed to have been made upon receipt of funds in ACL's bank in England by wire (or telegraphic) transfer.

     4.4 In the case of payment by wire (or telegraphic) transfer, the funds must be received in ACL's designated bank before shipments will be initiated. The transfer instructions are:

     Bank:                  Lloyds Bank
                            32 Commercial Way
                            Woking
                            Surrey
                            GU21  1ER
                            England

     Sort Code:             30-99-80

     Account Name:          ACL Communications Limited

     Account No:            11232312

     Further Instructions:  Reference (Purchaser's name)
                            P.O. No. _______,
                            Payment of Invoice No. _________.


5.   DELIVERY, TITLE, AND RISK OF LOSS.
     ---------------------------------

     5.1 All Equipment and Software will be delivered by ACL FCA (ACL's point of shipment), as defined in Incoterms ("Delivery"). If requested by Purchaser, ACL may arrange for shipment to be made to Purchaser's identified warehouse facilities or freight forwarder, subject to approval in writing by ACL in advance of shipment. Unless specified in Purchaser's order, ACL will select the mode of shipment and the carrier. Purchaser will be responsible for and pay all packing, shipping, freight, and insurance charges, which charges ACL may require Purchaser to pay in advance.

     In this Agreement, "Incoterms" means the most recent international rules for the interpretation of trade terms published by the International Chamber of Commerce as in force at the date when this Agreement is made. Unless the context otherwise requires, any term or expression which is defined in or given a particular meaning by the provisions of the Incoterms shall have the same meaning in this Agreement, but if there is any conflict between the provisions of the Incoterms and this Agreement, the latter shall prevail.

     5.2 All risk of loss or damage to the Equipment and Software will pass to Purchaser upon Delivery.

     5.3  Title to the Equipment shall pass to Purchaser on Delivery.

     5.4  The Software shall at all times remain the exclusive property of ACL.

     5.5 Unless Purchaser clearly advises ACL to the contrary in writing, ACL may make partial deliveries on account of Purchaser's orders. Delay in delivery of any instalment shall not relieve Purchaser of its obligation to accept the remaining deliveries. Liquidated damages as specified in paragraph 3.3 will apply if any partial shipment of the materials included on the first purchase order is not received by Purchaser on or before the specified delivery date.

     5.6 ACL will use reasonable efforts to meet Purchaser's requested delivery schedules for Equipment and Software, but ACL reserves the right to refuse, cancel, or delay delivery to Purchaser when Purchaser's credit is impaired, when Purchaser is delinquent in payments or fails to meet other credit or financial requirements reasonably established by ACL, or when Purchaser has failed to perform its obligations under this Agreement. Should orders for Equipment and Software exceed ACL's available inventory, ACL will allocate its available inventory and make deliveries on a basis that ACL deems equitable, in its sole discretion, and without liability to Purchaser on account of the method of allocation chosen or its implementation. In any event, ACL shall not be liable for any direct, indirect, consequential, or special losses or damages (including, but not limited to, loss of income or profit and loss of data) that may be suffered by the Purchaser or by any other person for failure to deliver or for any delay or error in delivery of Equipment or Software for any reason whatsoever.

With the exception of the last sentence, the above paragraph of this Section 5.6 does not apply to the first Purchase Order for Phase 1 and Phase 2 referred to in paragraph 3.3. Notwithstanding the above, the provisions of Section 3.3 will apply to the first Purchase Order for Phase 1 and Phase 2 referred to in paragraph 3.3.

     5.7  If Purchaser has any ACL owned Equipment in its possession then:

          a. Purchaser shall ensure that Equipment is clearly marked as the property of ACL, and if asked, shall inform any third parties that the Equipment is the property of ACL;

          b. Purchaser shall not purport to create any security, mortgage, lien or pledge over the Equipment, or otherwise deal with the Equipment without ACL's express written consent; and

          c. In the event of any threatened seizure of the Equipment by any third parties, and on termination or expiration of this Agreement, or any Contract made pursuant to it, ACL shall have the right, without prejudice to any other remedy, to enter without prior notice any premises and to repossess and take away or otherwise deal with the Equipment.


6.   SUBCONTRACTING.  ACL reserves the right to subcontract such portions of:
     --------------
(a) the Equipment manufacture and/or Software development and supply as ACL deems appropriate; and/or (b) installation to subcontractors of ACL's choice but wil prior written approval of Purchaser.

7.   WARRANTY.
     --------

     7.1 THE WARRANTIES SET FORTH IN SECTIONS 7 AND 8 OF THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED TERMS OF SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE.

     7.2 Subject to Sections 7.3 and 7.4, ACL warrants that the Equipment sold to Purchaser under this Agreement shall, under normal use and service, be free from defects in materials and faulty workmanship, and that the Software licensed to Purchaser under this Agreement shall conform in all material respects to ACL's published specifications therefor. The warranty period shall be twelve
(12) months from the date the 'Hardware and Software Verification Certificate' is issued, as set forth in Section 18.2, or, if ACL does not install the equipment or if installation is delayed by Purchaser, the Warranty Period shall be 14 months from Delivery, whichever is the earlier. (hereinafter, this period of time shall be referred to as the "Warranty Period.")

     7.3 ACL's obligation and Purchaser's sole remedy under this warranty are limited to the replacement or repair, at ACL's option, of the defective Equipment or Software within the Warranty Period. ACL shall have no obligation to remedy any such defect if it can be shown that: (a) the Equipment or Software was altered, repaired, or reworked by any party other than ACL without ACL's written consent; (b) such defects were the result of Purchaser's improper storage, mishandling, abuse, or misuse of the Equipment or Software; (c) such defects were the result of Purchaser's use of the Equipment or Software in conjunction with equipment electronically or mechanically incompatible or of an inferior quality; or (d) the defect was the result of damage by fire, explosion, power failure, or any act of nature.

     7.4 In no event shall ACL be obliged to provide on-site maintenance. Subject to the provisions of this warranty clause, defective parts or components must be returned by Purchaser to ACL's point of manufacture facility, freight prepaid, within the Warranty Period, and said defective parts will be repaired or replaced by ACL at no charge to Purchaser. Risk of loss or damage to Equipment or Software returned to ACL for repair or replacement shall be borne by Purchaser until delivery to ACL. Upon delivery of such Equipment or Software, ACL shall assume the risk of loss or damage until that time that the Equipment or Software being repaired or replaced is returned and delivered to Purchaser. Purchaser will pay all transportation costs for Equipment or Software shipped to ACL for repair or replacement. ACL shall pay all transportation costs associated with returning repaired or replaced Equipment or Software to Purchaser.

7.5 ACL will charge Purchaser for any maintenance carried out which is not covered by the warranties contained in Section 7.2 or Section 8 at ACL's then prevailing standard rates for such services. A schedule of the current maintenance rates are included as an attachment to this Agreement. Notice of changes to these rates will by provided to Purchaser with 30 days written notice.

7.6 The benefits of the Warranty Period may be extended on an annual basis (a "Maintenance Period") for an up-front fee of five percent (5%) of the value of the Equipment and Software on the Purchase Order against which the Equipment and Software was Delivered. The above rate may be varied by ACL giving Purchaser thirty (30) days notice in writing prior to the annual renewal date. Purchaser has the right to extend the benefits of the warranty period and the rights associated with it during the life of this Agreement by providing ACL with written notice of its intention to extend thirty (30) days prior to the expiration of the current Warranty Period or any subsequent Maintenance Period.

7.7 During the warranty period and any subsequent Maintenance Period, ACL will ship critical spare parts within 24 hour of receipt of notification from Purchaser during normal working hours on Monday to Friday. Critical spare parts are the spare parts set forth in Annex C, or as amended by ACL as provided for in Section 20.12.

8.   WARRANTY ON REPAIRED MATERIALS.  ACL warrants that the Equipment or
     ------------------------------
Software returned by ACL following repair shall be free from defective materials and faulty workmanship and that the Software will conform in all material respects to ACL's published specifications therefor for ninety (90) days from Delivery or until the end of the Warranty Period, whichever is longer.

9.   LIMITATION OF LIABILITY.
     -----------------------

     9.1 WITHOUT PREJUDICE TO SECTION 9.4, IN NO EVENT SHALL ACL HAVE ANY LIABILITY TO PURCHASER FOR LOSS OF PROFITS, INCOME OR DATA, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES OR LOSSES ARISING FROM THIS AGREEMENT OR ANY COLLATERAL CONTRACT, WHETHER CAUSED BY NEGLIGENCE, BREACH OF CONTRACT OR OTHERWISE, OR FOR LOSS, DAMAGE, OR EXPENSE INDIRECTLY ARISING FROM THE USE OF THE EQUIPMENT OR THE SOFTWARE, OR THE INABILITY TO USE THEM EITHER SEPARATELY OR IN COMBINATION WITH OTHER EQUIPMENT OR SOFTWARE, OR FROM ANY OTHER CAUSE.

     9.2 Without prejudice to Sections 9.3 and 9.4, ACL's liability for breach of this Agreement shall in no circumstance exceed the Contract Price.

     9.3 ACL shall be liable for physical damage to Purchaser's property resulting from its negligence up to a maximum of one million US Dollars (US$1,000,000).

     9.4 Nothing in this Agreement shall exclude or in any way limit ACL liability for death or personal injury caused by its negligence.

10.  SOFTWARE LICENCE.
     ----------------

     10.1 ACL shall grant Purchaser a nonexclusive, non-transferrable license to use the Software, only with the Equipment purchased under this Agreement. Software licensed under this Agreement is defined as computer programs contained on a magnetic tape, disc, semiconductor device, or other memory, including: (a) hardwired logic instructions which manipulate data in the central processor and which control input-output operations, error diagnostics, and recovery routine; and (b) instruction sequences in machine-readable code which control call processing, peripheral equipment, and administration and maintenance functions as well as associated documentation used to describe, maintain, and use the programs.

Purchaser has the right to transfer the Software license to a purchaser of Purchaser whose intention is to operate the company. Purchaser will notify ACL of its intention and date of execution of the transfer of the Software license. Purchaser agrees to not transfer the Software license to a third party company that is a manufacturer or distributor of products in competition with ACL's products.

ACL will not unreasonably withhold or delay its approval of the transfer of the Software license to any other third party company by Purchaser provided that such company is not a manufacturer or distributor of products in competition with ACL's products.

     10.2 Any Software provided to Purchaser by ACL shall be treated as the exclusive property of ACL, and Purchaser shall: (1) treat such Software as Confidential Information under Section 12 of this Agreement; (2) utilise such Software or any portions or aspects thereof (including any methods or concepts utilised therein) solely in conjunction with the Equipment; (3) return to ACL all memory media, documentation and/or other material that has been modified, updated or replaced; (4) not modify, disassemble or decompile such Software, or reverse engineer any portion of the Software or functioning of the ACL Products, or permit others to do so, without ACL's prior written consent; and (5) not reproduce or copy such Software in whole or in part except for backup and archival purposes or as otherwise permitted in writing by ACL. Information to achieve interoperability of the Software with independently created programs, within the meaning of Article 6 of the Directive on the Legal Protection of Computer Programs, is available from ACL on written request.

     10.3 Software upgrades to software versions six (6) and seven (7) for use with the base station, ST's and AS8100 - Sitespan products will be provided without additional charge. In addition, new releases of the Software will be made available to Purchaser on request during the Warranty Period and any Maintenance Period. No additional charge will be made for such Software releases except for any installation charges agreed to by the parties. However, ACL does not warrant that all future releases of its Software will be compatible with the hardware being used by Purchaser or that all the functionality of the new release of Software will be available on the hardware being used by Purchaser.

     10.4 The obligations of Purchaser under this Section 10 shall survive the termination of this Agreement for any reason and shall continue even if the Software is no longer utilised with the Equipment.

11.  DOCUMENTATION.  ACL shall furnish that documentation, if any, specified in
     -------------
Exhibit B to Purchaser to be used for the operation and ongoing maintenance of the Equipment and Software. All such documentation is to be treated in accordance with the terms of Section 12. Updates to the documentation shall be at no charge during the Warranty Period.

12.  CONFIDENTIAL INFORMATION.
     ------------------------

     12.1 All technical information, documentation, Software and other proprietary information ("Confidential Information") supplied by ACL to

Purchaser under this Agreement, except for that which may be in the public domain, shall, as between the parties hereto, be treated as the confidential and proprietary information of ACL. Purchaser, except as specifically authorised in writing by ACL, shall: (a) not disclose any Confidential Information received from ACL to any person, except to its employees on a "need-to-know" basis; (b) not reproduce any Confidential Information received from ACL, in whole or in part except for purposeas allowed under 12.1 (c) below; (c) use any Confidential Information received from ACL only for operation and maintenance of the Equipment; and (d) indemnify ACL for any loss or damages resulting from a proven breach of this Section 12 up to a limit of twenty-five thousand US Dollars ( 25,000).

     12.2 If this Agreement is terminated or cancelled, or if Purchaser is found to have breached any of the provisions of Sections 10 or 12, Purchaser agrees to immediately return all technical information, documentation, and Software to ACL. In any event, the obligations of Sections 10 and 12 will survive termination or cancellation of this Agreement.

13.  EXCUSABLE DELAY.  ACL shall not suffer any liability for non-performance,
     ---------------
defective performance, or late performance under this Agreement due to causes beyond its control and without its fault or negligence such as, but not limited to, acts of God, war (including civil war), civil unrest, acts of government, fire, floods, explosions, the elements, epidemics, quarantine, restrictions, strikes, lock-outs, plant shutdown, material shortages, or delays in transportation or delays of its suppliers or subcontractors for like cause. In the event of excusable delay as defined in the preceding sentence, then ACL, upon giving prompt written notice to Purchaser, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and Purchaser shall likewise be excused from performance of its obligations on a day-to-day basis to the extent Purchaser's obligations relate to the performance so prevented, restricted, or interfered with), provided that ACL shall use its best endeavours to avoid or remove such causes of non-performance and both parties shall proceed to perform with dispatch whenever such causes are removed or cease to exist. If the performance of either party is delayed for a period of more than thirty (30) days due to events of force majeure, the parties will meet in good faith to examine the advisability of termination of the Agreement and, as appropriate, agree upon a course of action or any conditions for the termination of the Agreement. If after 15 days from the 30th day of delay, the parties cannot agree on mutually acceptable next steps, the party not in delay may unilaterally cancel the Agreement by giving the other party notice in writing.

14.  GENERAL INDEMNITY.
     -----------------

     14.1 ACL agrees to indemnify and hold Purchaser harmless against all costs, expenses, liabilities, damages, losses, claims, or proceedings incurred by Purchaser in an action by a third party alleging that Purchaser's use of the Equipment or the Software, separately or in combination, as a whole or in part, constitutes an infringement of their intellectual property rights wherever in the world enforceable, including applications to register and rights to apply for any such rights ("Intellectual Property Rights"). ACL agrees to defend Purchaser against any such claims and to pay all litigation costs, reasonable lawyer's fees, settlement payments, and any damages awarded or resulting from any such claim.

14.2 Purchaser shall promptly advise ACL of any such suit, claim, or proceeding and shall co-operate with ACL in the defence or settlement thereof. ACL shall have sole control of the defence of any action involving such a claim and of all negotiations for its settlement.

     14.3 In the event that an injunction is obtained against Purchaser's use of the Equipment and/or the Software, in whole or in part, as a result of any such claim under Section 14.1, ACL shall use its best efforts to either: (a) procure for Purchaser the right to continue using the portions of the Equipment or the Software enjoined from use; or (b) replace or modify the same with functionally equivalent or better Equipment and/or Software so that Purchaser's use is not subject to any such injunction. In the event that ACL cannot perform the remedies set forth in Sections 14.3(a) or 14.3(b), then Purchaser shall have the right to return such Equipment and the Software to ACL. In the event of such return, ACL shall refund the depreciated value of the Equipment and the licence to use the Software within thirty (30) days of the receipt by ACL of the Equipment and the Software.

     14.4 This indemnity shall not apply to claims arising in respect of the use of the Equipment or Software supplied by ACL or manufactured by its suppliers in accordance with any design or any special instruction furnished by Purchaser, or which is used by Purchaser in a manner or for a purpose not contemplated by this Agreement.

     14.5 The provisions of this Section 14 set forth the entire obligation of ACL with respect to any claim of infringement of Intellectual Property Rights.


15.  REMEDIES AND TERMINATION.
     ------------------------

     15.1 ACL shall have the right, prior to payment to ACL of the Invoice Total, to suspend its performance under this Agreement by written notice to Purchaser and forthwith remove and take possession of any Equipment and Software which has been delivered if Purchaser shall: (a) become insolvent; (b) have a receiver or manager appointed over the whole or any part of its assets or business; (c) make any composition or arrangement with its creditors; (d) take or suffer any similar action in consequence of debt, or an order or resolution is made for its dissolution or liquidation (other than for the purpose of amalgamation or reconstruction); or (e) if Purchaser attempts to resell the Equipment or Software without the consent of ACL.

     15.2 In the event of any material breach of this Agreement by either party which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option: (a) if the aggrieved party is Purchaser, to suspend its performance under Section 4 of the Agreement for as long as the breach continues uncorrected; or (b) if the aggrieved party is ACL, to suspend performance of all of its obligations under the Agreement for as long as the breach continues uncorrected; (c) to avail itself of any and all remedies available at law or equity whether or not it elects to suspend its performance under Section 15.2(a) or 15.2(b) as applicable; or (d) to terminate this Agreement.

     15.3 In the event (a) either party fails timely to discharge its obligations under this Agreement and (b) the aggrieved party employs a lawyer in order to collect any amount due and unpaid or to enforce any right or remedy hereunder, then the defaulting party agrees that, in addition to all amounts due hereunder, it shall pay all costs of collection or enforcement including court costs and reasonable Lawyer's fees.

16.  PURCHASER'S RESPONSIBILITIES.  To the extent that Purchaser requests
     ----------------------------
Installation Services, and ACL accepts the Purchase Order for such Installation Services, then:

     a. Purchaser shall ensure that all ACL-designated personnel have access to Purchaser's premises and the Equipment during the times necessary to install, maintain, and service the Equipment. ACL's personnel shall comply with site and security regulations as specified by Purchaser.

     b. Purchaser shall provide reasonable working space and facilities including heat, light, ventilation, electric current and outlets for use by ACL's designated personnel. Adequate storage space for equipment and materials shall be made available by Purchaser as required. All such facilities shall be provided at no charge to ACL.

     c. Any information which ACL reasonably requests from Purchaser and which is required for ACL properly to install or maintain the Equipment shall be provided by Purchaser in a timely fashion and form reasonably specified by ACL.

     d. Purchaser shall not perform, or attempt to perform, or cause to be performed any maintenance or repair to the Equipment during the term of this Agreement, other than pursuant to this Agreement, without ACL's prior, written consent.

17.  NOTICES.  All notices, requests, consents and other communications
     -------
hereunder must be in writing and will be deemed to have been properly given when actually received by the party to whom sent, at the following addresses:


If to ACL:                              If to PURCHASER:

Contracts Manager                       Finance Director and to
Airspan Communications Ltd              ----------------------------
Cambridge House,                        Vladimir Petrzilka
Oxford Road,                            ----------------------------
Uxbridge                                TES Media, spol. sr. o.
Middlesex                               ----------------------------
UB8  1UN                                Lovosicka 440/40
England                                 190 00 Praha 9
                                        Czech Republic




18.  HARDWARE AND SOFTWARE VERIFICATION
     ----------------------------------

     18.1 If Installation Services are ordered, ACL shall, upon completion of the installation, test the Equipment. Purchaser may witness the installation and test performance.

     18.2 When the Equipment and Software have satisfactorily completed all of ACL's tests, ACL shall provide Purchaser with a "Hardware and Software Verification" certificate. Provision of the certificate to Purchaser will be deemed, for purposes of this Agreement, as "Completion of Installation".

19.  PUBLICITY.  Both parties agree not to publish any press releases or
     ---------
otherwise publicise the existence, or any of the terms, of this Agreement without the prior written consent of the other party.

20.  MISCELLANEOUS.
     -------------

     20.1 This Agreement shall be construed in accordance with and governed by the laws of England and Wales, without regard to its conflicts of law rules.

     20.2 Any dispute, controversy or claim between the parties arising out of, or in connection with, this Agreement, or the breach, termination or validity thereof will be resolved by mutual agreement of the parties. If any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof is unable to be resolved by mutual agreement of the parties, each of the parties hereby (i) agrees that any action, suit, or proceeding with respect to this Agreement (other than an action for injunctive or equitable relief within the Territory) against it or its properties or revenues must be brought exclusively in the English courts sitting in London, England, and (ii) irrevocably submits to the exclusive jurisdiction of any such court and any appellate court from any order or judgement thereof in any such action, suit, or proceeding. Purchaser hereby irrevocably agrees that all claims in respect of such action, suit, or proceeding may be heard and determined in such courts. Purchaser hereby irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, suit, or proceeding. Purchaser agrees that a final judgement in any such action, suit, or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law.

     20.3 Either party's delay or failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided shall in no way be construed to be a waiver of such provision, rights, or options, or in any way to affect its right later to enforce them. Either party's exercise of any of its rights hereunder or of any options hereunder under the terms or covenants herein shall not preclude or prejudice it from thereafter exercising the same or any right which it may have under this Agreement, irrespective of any previous action or proceeding taken by it hereunder.

     20.4 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of ACL and shall be binding upon and inure to the benefit of Purchaser's heirs, legal representatives, successors and permitted assigns.

     20.5 This Agreement and any Exhibit hereto shall be modified only by an instrument in writing that is signed by duly-authorised representatives of the parties.

     20.6 This Agreement is executed in English only, and Purchaser hereby waives any right which it may have under the laws of any other jurisdiction to have this Agreement executed in any other language.

     20.7 The provisions of this Agreement are severable, and if any provision is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability will affect only such provision or part thereof in such jurisdiction, and will not in any manner affect the provision in any other jurisdiction, or any other provision in this Agreement in any other jurisdiction. To the extent legally permissible, an arrangement that reflects the original intent of the parties will be substituted for such invalid or unenforceable provision.

     20.8 All obligations that by their nature survive the expiration, cancellation or termination of this Agreement shall remain in effect after its expiration, cancellation or termination.

     20.9 Purchaser and ACL may assign the Agreement or its rights under it without recourse to the other party and must provide notice of assignment to the
other party 30 days prior to the assignment.   Purchaser will not assign this
Agreement to a company that is a manufacturer or distributor of products in competition with ACL's products. Any such assignment shall be evidenced in writing signed by both Purchaser and the new party to the Agreement confirming that the new party to the Agreement accepts such assignment in its entirety including all Purchaser's obligations and liabilities under the Agreement including, but not limited to, payment of any amounts due to be paid under the Agreement. However, Purchaser retains full responsibility and liability for any outstanding obligations and liabilities at the time of the assignment the Agreement until they are discharged in full by the new party to the Agreement. If a purchaser of Purchaser refuses to accept the terms and conditions of this Agreement, the purchaser has the right to terminate this agreement with thirty days written notice to ACL. Any accepted Purchase Orders would be a firm commitment and not cancelable. Additionally, ACL reserves the right to utilise its standard payment terms, as set forth in Section 4.3, if this Agreement is assigned.

     20.10 In the performance of its obligations under this Agreement, Purchaser shall at all times strictly comply with all export laws, regulations, and orders of the United Kingdom and the United States of America. Purchaser specifically acknowledges that Equipment, Software or technology supplied or licensed by ACL under this Agreement are subject to U.K. and U.S. trade sanctions and export control laws and regulations including, but not limited to, the various Foreign Assets Control Regulations, the Export Administration Regulations, and the International Traffic in Arms Regulations. Purchaser specifically acknowledges that Equipment, Software, or technology obtained from ACL pursuant to this Agreement shall not be exported, reexported, transhipped, disclosed, diverted, or transferred, directly or indirectly, contrary to U.K. and U.S. laws, orders or regulations.

     20.11 ACL will supply spare parts for a minimum period of six (6) years from the date of Delivery of the original equipment. ACL will give Purchaser a minimum of six (6) months notice of its intent to cease supporting a product and, during this six (6) month period, Purchaser may place a one-time order for spares to meet its future requirements.

     20.12 The spare parts and accessories listed in Exhibit C attached hereto will be stocked in Prague at no additional charge to Purchaser. Purchaser will be allowed to utilise these spares as required for maintenance of the ACL Products. The list of parts to be maintained may be amended by ACL notifying Purchaser in writing, but any such changes will not reduce the level of service for critical parts.

Initially, the spares stock will be located at Purchaser's premises, and Purchaser will provide suitable storage and will control stock movements. ACL will retain title to such spare parts.

ACL reserves the right to transfer such spares stocks to its own premises or to those of a sub-contractor. Prior to such transfer, the parties will negotiate in good faith to agree upon the level of service to be provided to Purchaser regarding the availability of spares from the new location which will be available twenty-four (24) hours per day, seven (7) days per week.

Following withdrawal of a spare part, Purchaser will return the corresponding defective part to ACL's Prague facility on the next day and shall comply with ACL's Return Material Authorisation (RMA) procedures. Such defective parts will be repaired or replaced and returned to the spare parts inventory in Prague within twenty-eight (28) days.

Spare parts not listed in Appendix C will be available on a twenty-eight (28) day repair or replacement basis.

No additional charges will be levied for a replacement part during the Warranty Period of the part that is defective or during a Maintenance Period that applies to the part that is defective. At other times, the charges for the repair / replacement of spare parts in Exhibit C are set forth in Exhibit B, and the charge for repair / replacement of any other item will be ACL's then current price for its repair / return.

     20.13 If, on Delivery, any equipment is found not to be functioning, ACL will make all reasonable commercial efforts to target a twenty-four (24) hour response time to ship a replacement following receipt of notification from Purchaser. However, if it is not possible to ship within this time-frame, ACL will notify Purchaser within twenty-four (24) hours of the actions it is taking to remedy the situation.

     20.14 ACL warrants that there are no restrictions, trade sanctions or export controls currently in place that would prevent it from executing this Agreement in full.


21. This document constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties or any official or representative thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date, such parties acting by their officers, being thereunto duly authorised.

Airspan Communications Ltd.             TES Media, spol. sr. o.

By:________________________________         By:____________________________

Name:____________________________           Name:__________________________

Title:______________________________    Title:__________________________

                                    EXHIBIT A
                                    ---------

                                 "ACL Products"

The ACL Products included under this Agreement are:

 .    AS4000 range of products;

 .    AS8100 network management system; and

 .    AS9000 RF planning tool.

In addition, ACL will supply the AS8100 alarm interface software, to provide alarm information (including base station i/d and the terminal i/d) to Micromuse Netcool (not supplied by ACL). This will then be able to integrate feeds both from the Cabletron Spectrum system (using SNMP) and from the ACL systems via the Alarm interface software.

                                    EXHIBIT B
                                    ---------

                                  "Price List"

ACL will initially supply ST-L128 units. For STs shipped against Purchase Orders placed after 31 April 2001, ACL may supply L-128 or alternative STs providing similar services at US$* each. The alternative STs will permit higher spectral efficiency (e.g. by use of QAM supported on the Trinity II ASIC). Note that the higher efficiencies can only be achieved once the network infrastructure is also suitably upgraded.

ACL will provide 5 days' of training without additional charge.

Charges for installation services for products ordered against the first Purchase Order will be capped at seventy-nine (79) days (i.e. US$* plus travel and expenses for the seventy-nine (79) days only). If fewer than 79 days are required for installation services, Purchaser will be charged at the daily rate for only the actual number of days utilised.

Purchaser may upgrade the Equipment shipped against the first Purchase Order for Phase-1 and Phase-2 as set forth in Section 3.3 of the Agreement by exchanging the modem cards for Trinity-2 modem cards on a one-for-one exchange basis for a price of * per modem card.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C
---------

------------------------------------------------------------------------------------------------------------------------------------
Catalogue number and Item description                                   Basic  Spare  Total        Price           Extended Price
------------------------------------------------------------------------------------------------------------------------------------
Subscriber Terminals
805-6111 : ST-L128 128kbit/s or 1x64kbit/s (DATA) 3.4-3.6                 ***           ***       $* ***            $*** ***
GHz Plan 1 (Ant,SIU,T6 PSU)
  Total Subscriber Terminals                                                                                        $*** ***
------------------------------------------------------------------------------------------------------------------------------------
CT and AC Rack mechanics
 700-0001 : CT Rack with RF Combiner shelf + 1 DA Modem shelf               *             *       $* ***            $ ** ***
 700-0002 : CT Rack with RF Combiner shelf + 2 DA Modem shelves             *             *       $* ***            $ ** ***
 703-0002 : AC Rack with 2 AC shelves                                       *             *       $* ***            $  * ***
  Total CT and AC Rack mechanics                                                                                    $*** ***
------------------------------------------------------------------------------------------------------------------------------------
CT Antenna Systems
 710-6961 : Directional Antenna, 1 feeder port, 180 Deg 3.4-3.6 GHz         *             *       $* ***            $ ** ***
 711-6901 : Single feeder port Omni Antenna dipole 3.4-3.6 GHz              *             *       $* ***            $ ** ***
  Total CT Antenna Systems                                                  *                                       $ ** ***
------------------------------------------------------------------------------------------------------------------------------------
CT Antenna Feeder
 712-0000 : CT Antenna Feeder                                              **            **       $* ***            $ ** ***
(1x50m)+ Installation kit
  Total CT Antenna Feeder                                                                                           $ ** ***
------------------------------------------------------------------------------------------------------------------------------------
CT FA and DA RF plug in sets
721-6100 : CT RF basic plug in set 3.4-3.6 GHz Plan 1                      **            **       $* ***            $ ** ***
 (PA+MON+2PSU+DIPLNA)
 722-6100 : CT RF Expansion plug in set 3.4-3.6 GHz Plan 1                  *             *       $* ***            $  * ***
  (PA+PSU+DIPLNA)
  Total CT FA and DA RF plug in sets                                                                                $*** ***
------------------------------------------------------------------------------------------------------------------------------------
CT DA Modem shelf card sets
750-6100 : DA Modem shelf full card set 3.4-3.6 GHz Plan 1                 **            **      $** ***            $*** ***
 (RF+AU+TU+SC+2PSU+6Modems)
  Total CT DA Modem shelf card sets                                                                                 $*** ***
------------------------------------------------------------------------------------------------------------------------------------
AC Shelf plug-ins
771-0000 : AC Shelf full card set for Data (2PSU+SC+8XTU+CTU+spare TU)      *             *      $** ***            $ ** ***
  Total AC Shelf plug-ins                                                                                           $ ** ***
------------------------------------------------------------------------------------------------------------------------------------
CT and AC Ancilliaries and Spares
886-6102 : CT commissioning tool for DA Modem shelves                       *             *       $* ***            $  * ***
3.4-3.6 GHz Plan 1
  Total CT and AC Ancilliaries and Spares                                                                           $  * ***
------------------------------------------------------------------------------------------------------------------------------------
Software and NMS
 870-1000 : AS8100                                                          *             *       $* ***            $  * ***
Sitespan Desktop Hardware Platform (Windows NT PC + Serial
port expansion.)
 870-2100 : AS8100                                                          *             *      $** ***            $ ** ***
Sitespan Client / Server software and RTU license
 870-2300 : AS8100 Sitespan Shelf License                                  **            **      $   ***            $ ** ***
  Total Software and NMS                                                                                            $ ** ***
------------------------------------------------------------------------------------------------------------------------------------
Documentation
 880-2000 : AS4000 DA Documentation (CD-ROM)                                *             *      $     *            $      *
 880-3000 : AS8100 (Sitespan) Documentation (CD-ROM)                        *             *      $     *            $      *
 880-2001 : AS4000 DA Documentation (Paper)                                 *             *      $   ***            $    ***
 880-3001 : AS8100 (Sitespan) Documentation (Paper)                         *             *      $   ***            $    ***
  Total Documentation                                                                                               $    ***
------------------------------------------------------------------------------------------------------------------------------------
Installation Tools
 882-0000 : Survey Tool (meter box,cables,PSU)                              *             *      $ * ***           $   * ***
 883-6102 : DA Survey Head Unit 3.4-3.6 GHz Plan 1                          *             *      $ * ***           $   * ***
 884-0000 : Pump-up mast for use with survey tool                           *             *      $ * ***           $   * ***
  Total Installation Tools                                                                                         $   * ***
------------------------------------------------------------------------------------------------------------------------------------
Services
 885-2000 : Installation (per day, excl T&E)                               **            **      $   ***           $   * ***
 885-4001 : Airspan Training (per day on Customer premises for up to 6      *             *      $     *           $       *
  students, excl T+E)
  Total Services                                                                                                   $  ** ***
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Total                                    $* *** ***
------------------------------------------------------------------------------------------------------------------------------------

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  Spare Parts

Stock of the following spare parts will be maintained in Prague, as set forth in
Section 20.12 of the Agreement.


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.




------------------------------------------------------------------------------------------------------------------------------------
Catalogue number and Item description                                                   Basic  Spare  Total  Price   Extended Price
------------------------------------------------------------------------------------------------------------------------------------
CT FA and DA RF plug in sets
 721-6100 : CT RF basic plug in set 3.4-3.6 GHz Plan 1 (PA+MON+2PSU+DIPLNA)                       1      *  $*  ***     $ * ***
  Total CT FA and DA RF plug in sets                                                                                    $ * ***
------------------------------------------------------------------------------------------------------------------------------------
CT DA Modem shelf card sets
 750-6100 : DA Modem shelf full card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC+2PSU+6Modems)            1      *  $** ***     $ * ***
  Total CT DA Modem shelf card sets                                                                                     $ * ***
------------------------------------------------------------------------------------------------------------------------------------
CT and AC Ancilliaries and Spares
 888-6101 : LNA/Diplexer 3.4-3.6 GHz Plan 1                                                       1      *  $*  ***     $ * ***
 888-6902 : Dual PA 3.4-3.6 GHz                                                                   2      *  $*  ***     $ * ***
 888-0003 : Combiner Shelf PSU                                                                    2      *  $   ***     $ * ***
 888-0004 : Monitor card                                                                          1      *  $   ***     $   ***
 888-0005 : Monitor PSU card                                                                      1      *  $   ***     $   ***
 888-6106 : DA CT rf card, 3.4-3.6 GHz Plan 1                                                     1      *  $   ***     $   ***
 888-0007 : DA Shelf Controller card                                                              1      *  $*  ***     $ * ***
 888-0008 : DA TU card                                                                            1      *  $*  ***     $ * ***
 888-0009 : DA AU card                                                                            1      *  $*  ***     $ * ***
 888-0010 : DA Modem card                                                                         2      *  $*  ***     $ * ***
 888-0011 : DA Shelf PSU                                                                          2      *  $   ***     $ * ***
  Total CT and AC Ancilliaries and Spares                                                                               $** ***
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total                             $** ***
------------------------------------------------------------------------------------------------------------------------------------